Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

JUPITER WELLNESS INC.,

and

ASCENT CLINCIAL RESEARCH, INC.

dated as of

April 26, 2022

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of April 26, 2022 is entered into by and among Ascent Clinical Research, Inc., a Delaware corporation (“Seller”) and Jupiter Wellness, Inc. a Delaware corporation (“Buyer”)

RECITALS

WHEREAS, Seller is engaged in the Business (as defined below);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the assets and liabilities used primarily in the Business (other than the Excluded Assets (as defined in Section 2.02)), subject to the terms and conditions set forth herein (the “Sale”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, grievance, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding, including, without limitation, proceedings by or before any Governmental Authority, arbitrator or mediator.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, relating to, in a single transaction or series ofrelated transactions, any direct or indirect (a) acquisition of more than 20% of the consolidated assets of Seller and its Subsidiaries taken as a whole (based on the fair market value thereof), including through the acquisition of one or more Subsidiaries of Seller owning such assets, (b) acquisition of beneficial ownership (as defined in Rule 12d-3 under the Exchange Act) of more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (c) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Equity Interests of Seller or any of its Subsidiaries, (d) merger, consolidation, share exchange, other business combination, reorganization, recapitalization, license, joint venture, partnership, liquidation, dissolution or other similar transaction involving (i) Seller or its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of Seller and its Subsidiaries, taken as a whole (based on the fair market value thereof), or (ii) more than 20% of the aggregate Equity Interests of Seller or of the surviving entity, (e) liquidation or dissolution of Seller, (f) acquisition of the Purchased Assets or any portion thereof (other than the Excluded Assets) or (g) any combination of the foregoing. For purposes of this section, a group shall be determined in accordance with Section 13(d) of the Exchange Act.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “controf” (including the terms “controlling”,”controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Affiliate Arrangement” has the meaning set forth in Section 4.06(a)(xxii).

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.06.

“Assigned Contracts” has the meaning set forth in Section 2.0l(b). An updated Schedule 2.0l(b) of the Disclosure Schedules shall be delivered by Seller to Buyer on and as of the Closing Date. Such updated Schedule 2.0l(b) of the Disclosure Schedules shall be incorporated into the Disclosure Schedules as if delivered as of the date hereof.

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Base Purchase Price” has the meaning set forth in Section 2.05(a).

“Benefit Plan” has the meaning set forth in Section 4.13(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Books and Records” has the meaning set forth in Section 2.0l(d).

“Business” means clinical research.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Jupiter, Florida are authorized or required by Law to be closed for business.

“Business Employee” means any Person who is a present or former employee of Seller at any time prior to or on the Closing Date, and who provided or previously provided any services relating to the Business.

“Business Patents” has the meaning set forth in Section 4.09(a).

“Buyer” has the meaning set forth in the preamble.

“Buyer Employee” has the meaning set forth in Section 6.03(a).

“Buyer Benefit Plans” has the meaning set forth in Section 6.03(d).

“Buyer Fundamental Representations” has the meaning set forth in Section 8.01.

“Buyer Indemnified Party(ies)” has the meaning set forth in Section 8.02.

“Buyer Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Business IT Systems” means the computer systems, including software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by Seller in the conduct of the Business.

“Claim Notice” has the meaning set forth in Section 8.05(a).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

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“Closing Payment Amount” has the meaning set forth in Section 3.02(b).

“Closing Statement” has the meaning set fo1ih in Section 2.08(b).

“Closing Working Capitaf” has the meaning set forth in Section 2.08(d).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 6.04.

“Contracts” means all legally binding contracts (oral or written), leases, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, letters of intent, memorandum of understanding, memorandum of agreement and other agreements including purchase orders.

“Current Representation” has the meaning set forth in Section 10.15(a).

“Data Protection Laws” has the meaning set forth in Section 4.l 7(a).

“De-Minimis Losses” has the meaning set forth in Section 8.04(b).

“Designated Person” has the meaning set forth in Section 10.15(a).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concunently with the execution and delivery of this Agreement.

“Disputed Amount” has the meaning set forth in Section 2.08(c)(iii).

“Dollars or$” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set fo1ih in Section 9.0l(b).

“Eanz-out Calculation” has the meaning set forth in Section 2.09(b).

“Eanz-out Disputed Amounts” has the meaning set forth in Section 2.09(c).

“Eanz-out Payment” has the meaning set forth in Section 2.09(a).

“Earn-out Resolution Period’’ has the meaning set forth in Section 2.09(c).

“Earn-out Review Period’’ has the meaning set forth in Section 2.09(c).

“Eanz-out Statement” has the meaning set forth in Section 2.09(b).

“Earn-out Titres/told’’ has the meaning set forth in Section 2.09(a).

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, encumbrance or other restriction.

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“Environmental Law” means any and all federal, state or local Laws (including common law), any Governmental Order or binding agreement with any Governmental Authority and any judicial or administrative interpretation thereof: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “ Environmental Law “ includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Enviromnental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“BRISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Estimated Closing Working Capitaf” has the meaning set forth in Section 2.08(a).

“Estimated Closing Statement” has the meaning set forth in Section 2.08(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Expiration Date” has the meaning set forth in Section 8.01.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Financial Statements” has the meaning set forth in Section 4.04.

“Financing” means third party debt financing on commercially reasonable terms and conditions, including, without limitation, amounts and interest rate, acceptable to Buyer in its sole discretion.

“Fraud” means the following, to the extent detennined by the finder of fact after full adjudication (not subject to any further appeals) (a) a Person made a false representation; (b) such Person had knowledge or belief that the representation was false, or made the representation with requisite indifference to the truth; (c) such Person intended to induce another Person party to this Agreement to act or refrain from acting; (d) such other Person party to this Agreement acted or did not act in justifiable reliance on the representation; and (e) such other Person party to this Agreement suffered damages as a result of such reliance.

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“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any stock exchange or self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Enviromnental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations.

“Inbound IP Agreement” means any Contract that is related to the operation of the Business that grants to Seller any rights in Intellectual Property or Technology owned by a third party, excluding any “shrink-wrap” or “click-wrap” license agreements relating to Software.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations or liabilities of such Person for borrowed money or in respect of loans or advances (including, without limitation, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines whether or not matured, indemnities, performance letters, comfo1i letters and other arrangements similar to the foregoing); (b) all obligations or liabilities of such Person under or pursuant to any arrangement to pay the deferred purchase price of property or services or the acquisition of any business, as obligor or otherwise, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course and included in the calculation of Closing Working Capital as finally determined; (c) all obligations or liabilities of such Person under or pursuant to any interest rate and currency swaps, caps collars, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and similar agreements or hedging devices; (d) all obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations or liabilities of such Person under or pursuant to leases which are required to be, in accordance with GAAP, recorded as capital leases; (f) all obligations or liabilities secured by any Encumbrance excluding Pennitted Encumbrances on any property or asset owned by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) all obligations or liabilities of such Person for off balance sheet financing of such Person (other than operating leases); (h) all obligations or liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments; (i) all obligations or liabilities of such Person for any direct or indirect guarantees made by such Person of any Indebtedness of any other Person described in clauses (a) through (h); and (j) any accrued but unpaid interest, Taxes, interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement, payment or prepayment of any of the foregoing liabilities or obligations.

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“Indemnification Cap” has the meaning set forth in Section 8.04(a).

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Independent Accountant” has the meaning set forth in Section 2.08(c)(iii).

“Initial Superior Proposal Notice” has the meaning set forth in Section 6.18(c).

“Intellectual Property” means any and all intellectual property rights in the world arising under the Laws of any jurisdiction with respect to, arising from or associated with the following: (a) all Internet addresses and domain names (“Domain Names”); (b) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, logos, emblems, signs or insignia, social media handles and names, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (c) patents, patent applications (including any provisional or non-provisional patent applications, Patent Cooperation Treaty applications, divisionals, continuations, continuations-in-part, renewals, reexaminations, extensions, and reissues), rights therein provided by international treaties or conventions and rights in respect of utility models or industrial designs (collectively, “Patents”); (d) copyrights and works of authorship (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively,“Copyrights”); (e) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential infonnation, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Intellectual Property Agreements” means all Contracts that are related to the operation of the Business by or through which other Persons grants Seller or Seller grants to any other Person(s) any exclusive or nonexclusive rights or interests in or to any Intellectual Property.

“Intellectual Property Assets” means all Intellectual Property that is owned or controlled by Seller and used or held for use in the operation of the Business.

“Intellectual Property Assignment Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any registration, patent, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including Marks, Domain Names, Trade Secrets and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

“Intellectual Property Rights” has the meaning set forth in Section 4.10(c).

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“Interim Financial Statements” has the meaning set forth in Section 4.04(a).

“Intervening Event” means a material event, occurrence or fact first occun”ing or arising after the date hereof that was not known (and not reasonably foreseeable) to the board of directors of Seller as of the date of this Agreement, other than any event, occurrence or fact that relates to an Acquisition Proposal.

“Knowledge of Seller” or any other similar knowledge qualification, means the actual knowledge, after reasonable investigation, of those persons listed on Section l.0l(d) of the Disclosure Schedules and that knowledge which such Persons would have acquired after using commercially reasonable and customary efforts to make a due inquiry into the underlying subject.

“Law” means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, injunction, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority and generally accepted industry standards.

“Lien Release Agreements” has the meaning set forth in Section 3.02(a)(ix).

“Liability” means any Indebtedness, obligation, or liability, including any interest, penalties, fees, costs and expenses, whether known or unknown, matured or umnatured, accrued or unaccrued, vested or unvested, asserted or unasserted, actual or contingent.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs or expenses, including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Business, taken as a whole, or (b) the ability of Seller to perfonn its obligations under this Agreement, or the Transaction Documents or consummate the transaction contemplated hereby or thereby; provided, however, that “ Material Adverse Effect ” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Business operates, [including any impact from COVID-19 related matters]; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or te1TOrism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken with the written consent of or at the written request of Buyer; (vi) any matter that is set forth in the Disclosure Schedules to the extent it is reasonably apparent from the face of such disclosure that it could have a Material Adverse Effect; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, however, that, with respect to this clause (x) the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); and, provided, however, that the exclusions under clauses (i), (ii), (iii), (iv) and (vii) and (ix) shall not apply to the extent that such event, occurrence, fact, condition or change disproportionately affects the Seller with respect to the Business (taken as a whole) as compared to other businesses or participants in the industry in which the Business operates.

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“Material Contract” has the meaning set forth in Section 4.06(a).

“Material Customer” has the meaning set forth in Section 4.2l(a).

“Material Supplier” has the meaning set forth in Section 4.2l(b).

“Money Laundering Laws” has the meaning set forth in Section 4.23.

“Notice Period” has the meaning set forth in Section 6.18(c).

“Open Source Licenses” has the meaning set fo1ih in Section 4.10(i).

“Patent Assignment Agreement” has the meaning set forth in Section 3.02(a)(v).

“Payroll Taxes” means social security, Medicare, unemployment and other payroll, employment or similar or related Taxes and employer national insurance contributions or similar obligations payable.

“Permits” means all federal, state, local and foreign pennits, licenses, franchises, approvals, waivers, certificates, certifications, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property that do not interfere with the use of such assets or properties as currently used; and (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, in each case as related to the Business or the Purchase Assets.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any infonnation that, alone or in combination with other information, identifies or allows the identification of, or contact with, any individual, including an individual’s name, address, telephone number, e-mail address, IP address, mobile device identifier, geolocation, date of birth, photograph, social security number or tax identification number, credit card number, bank information, or biometric identifiers.

“Post-Closing Representation” has the meaning set forth in Section 10.15(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

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“Receivables” means all receivables (including, without limitation, accounts receivable, loans receivable and customer advances) arising from or related to the Business and which are set forth in Section 2.0l(a) of the Disclosure Schedules. An updated Schedule 2.0l(a) of the Disclosure Schedules shall be delivered by Seller to Buyer on and as of the Closing Date. Such updated Schedule 2.0l(a) of the Disclosure Schedules shall be incorporated into the Disclosure Schedules as if delivered as of the date hereof.

“Related Party” shall mean any present stockholder, officer, director, Affiliate, or employee of Seller, or any person who was a stockholder, officer, director, Affiliate or employee of Seller within the twelve months preceding the Closing Date, or any parent, child, sibling or spouse who resides with, or is a dependent of, any such person or entity controlled by such person.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, partners, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set fo1ih in Section 2.08(c)(ii).

“Review Peri0<f” has the meaning set fo1ih in Section 2.08(c)(i).

“Sale” has the meaning set forth in the recitals.

“Sanctions” has the meaning set forth in Section 4.24.

“Seller” has the meaning set forth in the preamble.

“Seller Acquisition Agreement” has the meaning set forth in Section 6.18(b).

“Seller Adverse Recommendation Change” has the meaning set forth in Section 6.18(b).

“Seller Board Recommendation” has the meaning set fo1ih in Section 6.18(b).

“SEC’ means the United States Securities and Exchange Commission.

“Seller Fundamental Representations” has the meaning set forth in Section 8.01.

“Seller Indemnified Party(ies)” has the meaning set forth in Section 8.03.

“Seller IP Representations” has the meaning set forth in Section 8.01.

“Seller Related Parties” has the meaning set forth in Section 9.02(f).

“Seller Special Indemnification Matters” has the meaning set forth in Section 8.04(a).

“Sensitive Data” means all confidential information, proprietaiy infonnation, Personal Information, trade secrets and any other information protected by Law or Contract that is collected, created, maintained, stored, transmitted, used, disclosed or othe1wise processed by or for the Business, including any information that is governed, regulated or protected by any Law, or Contract.

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“Statement of Objections” has the meaning set forth in Section 2.08(c)(ii).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Interests of which) is owned directly or indirectly by such first Person. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Superior Proposaf” means a bona fide written Acquisition Proposal, which did not result from or arise in connection with a breach (or the making thereof constitutes a breach) of Section 6.18, that the board of directors of Seller or a duly authorized committee concludes in good faith by a majority vote, after consultation with outside legal counsel to be (a) more favorable to Seller’s stockholders (in their capacities as such) from a financial point of view than the transactions contemplated by this Agreement (including any material alterations to this Agreement proposed in writing by Buyer within five (5) Business Days after receipt of the Initial Superior Proposal Notice in response thereto), and (b) reasonably likely to be consummated on the tenns proposed and the purchaser has represented that either it has sufficient funds available to consummate the proposal or the financing of which is fully committed, in each case, taking into account, in its good faith judgment, (i) the financial terms of such Acquisition Proposal, (ii) the identity of the third party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, and (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on Seller, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the board of directors of Seller; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition ‘Of Acquisition Proposal shall be deemed to be references to “50%”.

“Survival Period” has the meaning set forth in Section 8.01.

“Takeover Statute” means the restrictions on a “takeover” set forth in Wy-Stat Section 17-18-109 other similar anti-takeover statute or regulation enacted under any Laws applicable to Seller or any of its Subsidiaries.

“Tangible Personal Property” has the meaning set forth in Section :fOl(d).

“Taxes” means (i) all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of a tax, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Return” means any return, report or statement filed or required to be filed with a Governmental Authority with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes.

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“Technology” means, collectively, all designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, Software, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Threshold” has the meaning set forth in Section 8.04(b).

“Transaction Documents” means this Agreement, the Bill of Sale, the Intellectual Property Assignment Agreement, the Dr. Andy Goren Employment Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Transaction Expenses” means (a) the aggregate amount required to pay and satisfy in full all costs, fees, expenses and other payment obligations (including, but not limited to, legal, accounting, consulting, advisory and brokerage fees and expenses) incurred by Seller or the Business prior to the Closing in connection with the negotiation, preparation, execution, consummation and perfonnance of this Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby, (provided that the portion of such costs payable by Seller shall not exceed $10,000, and the fees and expenses of professionals retained by Seller, (b) all bonuses (including stay bonuses, transaction bonuses or similar bonuses), severance payments, retention payments and other change-of control payments payable to any officer, employee or director of Seller or the Business in connection with this Agreement and the employer portion of any Payroll Taxes related thereto., and (c) the amounts due to a PCAOB accountant to conduct a PCAOB audit. For the avoidance of doubt, Transaction Expenses shall exclude all amounts othe1wiEe included in the calculation of Working Capital.

“Transaction Litigation” has the meaning set forth in Section 6.18.

“Transfer Taxes” has the meaning set forth in Section 6.08(c).

“Willful Breach” means a breach that is a consequence of an act or omission knowingly undertaken or knowingly omitted by the breaching party with the knowledge that such act or omission would cause a breach of this Agreement.

“Working Capitaf” means Current Assets of the Business as of open of busines on the Closing Date minus CmTent Liabilities of the Business as of open of business on the Closing Date (including liabilities for earned sales commissions for the calendar quarter commencing April 15, 2022 payable to Buyer Employees after the Closing and the employer portion of any Payroll Taxes related thereto), in each case as determined in accordance with GAAP.

ARTICLE II

PURCHASE AND SALE

Section 2.01. Purchase and Sale of the Purchased Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller or its Affiliates, as applicable, all right, title and interest in, to and under the business, properties, assets, goodwill and rights of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, used or licensed by Seller and primarily used in the operation of the Business as of the Closing Date, in each case, to the extent that such business, assets, properties, goodwill and rights exist as of the Closing Date and primarily relate to the Business, except for the Excluded Assets (collectively, the “Purchased Assets”), free and clear of all Encumbrances, other than Pennitted Encumbrances, including (except in each case with respect to the Excluded Assets) all of such right, title and interest in and to the following:

(a) all Contracts as set forth in Section 2.0l(b) of the Disclosure Schedules, including the Intellectual Property Agreements (the “Assigned Contracts”);

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(b) all Permits, if any, used or held for use primarily in connection with the Purchased Assets; all of Sellers’ books and records related to or used or held for use primarily in connection with the Business including, without limitation: (a) all corporate records related to the Purchased Assets; (b) executed copies of all of the Assigned Contracts; (b) all equipment, products and other warranties pertaining to the Purchased Assets; (c) all technical information and data, maps, computer files, diagrams, blueprints and schematics; (d) all filings made with or records required to be kept by any Govermnental Authority (including all backup infonnation on which such filings are based); (e) all research and development reports; (f) all equipment and operating logs; (g) all creative, promotional or advertising materials; (h) all customer, vendor and supplier invoices and lists, client and supplier coITespondence (in all cases, in any form or medium, including computerized media), mailing lists and other distribution lists; and (i) all sales data and infonnation, billing records and manuals, all as set forth in Section 2.0l(d) of the Disclosure Schedules (“Books and Records”);

(c) all rights, claims, credits, causes of action, rights to indemnification and contribution or rights of setoff against third parties (other than Seller) relating to any Purchased Asset or any Assumed Liability that exist prior to the Closing Date;

(d) all rights to receive mail and other communications related to the Assets;

(e) the sole right to use the name “Ascent Clinical Research Inc.” and derivations thereof.

Section 2.02. Excluded Assets. Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquii;ing, and Seller is not selling or assigning, any other assets or properties of Seller, and all such assets and properties listed below shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets are the following assets and properties of Seller:

(a) all cash and cash equivalents, bank accounts and securities of Seller;

(b) all accounts or notes receivable of the businesses of Seller other than Receivables;

(c) all Contracts that are not Assigned Contracts;

(d) all Intellectual Property of Seller other than the Intellectual Property Assets;

(e) the corporate seals, organizational documents, minute books, stock books, Tax Returns and related records and workpapers, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Buyer Employees, and any other books and records which Seller is prohibited from disclosing or transfen-ing to Buyer under applicable Law and is required by applicable Law to retain;

(f) all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(g) all Benefit Plans and trusts or other assets attributable thereto;

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(h) all rights to any Action of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise, to the extent primarily relating to any Excluded Asset or any Liability that is not an Assumed Liability;

(i) all securities or other Equity Interests of any Person owned or held by Seller;

(j) all documents maintained by Seller in connection with the transactions contemplated by this Agreement or any of the Transaction Documents; and

(k) the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 2.03. Assumed Liabilities. Subject to the tenns and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due the following (collectively, the “Assumed Liabilities”):

(a) all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date and are reflected in the Closing Working Capital;

(b) all liabilities and obligations under the Assigned Contracts arising from the ownership, operation and conduct of the Business after the Closing, except those liabilities and obligations relating to the Excluded Assets or Excluded Liabilities; provided, however, that any trade accounts payable of Seller in connection with an Assigned Contract that remain unpaid as of the Closing Date and are not reflected in the Closing Working Capital shall be Excluded Liabilities;

(c) all Liabilities for (i) Taxes with respect to the Business or the Purchased Assets for any post-Closing Tax Period and (ii) Transfer Taxes for which Buyer is responsible under Section 6.08(c);

(d) all liabilities for sales commissions for the calendar quarter commencing April 1, 2022 which are earned and payable to Buyer Employees after the Closing and are reflected in Closing Working Capital; and

(e) all Current Liabilities of the Business reflected in Closing Working Capital; provided, however, that the Assumed Liabilities shall not include any liabilities or obligations (A) arising from or relating to any breach by Seller of any Assumed Contract, (B) arising from or relating to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time or both, would constitute or result in a breach by Seller of any Assumed Contract or (C) arising from any violation of Laws, breach of warranty, tort or infringement or other condition, fact or circumstance existing or occurring on or before the Closing Date.

Section 2.04. Excluded Liabilities. Except for the Assumed Liabilities subject to Section 2.03, Buyer shall not assume and shall not be responsible to pay, perform or discharge any other liabilities or obligations of Seller or its Subsidiaries (collectively, the “Excluded Liabilities”). Excluded Liabilities, without limitation, are as follows:

(a) any liabilities or obligations of Seller not arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets;

(b) any liability, obligation or commitment arising out of any Contract that is not an Assigned Contract;

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(c) any default or breach of any Contract, breach of wananty, tort, infringement, violation of Laws or environmental, health or safety matter, including, without limitation, any arising under any Environmental Laws or relating to Hazardous Substances;

(d) any Liabilities for (i) Taxes with respect to the Business or the Excluded Assets, for any Pre-Closing Tax Period, (ii) Taxes of Seller, including any liability of Seller for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or as a result of a Tax sharing or similar agreement, and (iii) Transfer Taxes for which Seller is responsible under Section 6.08(c);

(e) any liability, obligation or commitment arising out of or relating to (i) the employment (including the application for or termination of employment) of any Business Employee by Seller prior to or on the Closing Date, or (ii) the provision of services by any other Person to Seller prior to or on the Closing Date;

(f) any liability, obligation or commitment of Seller (including any liabilities resulting from unfunded liabilities under any employee benefit plan subject to ERISA) under any Benefit Plan, employment, benefit or compensation, pension, profit-sharing or welfare plans, contracts, employment agreements or offer letters, policies, practices or arrangements, oral or written, covering the Business Employees, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and defened compensation, stock option, stock purchase, stock appreciation rights, equity-based, incentive and bonus plans;

(g) any bonuses (including stay bonuses, transaction bonuses or similar bonuses), severance payments, retention payments and other change-of-control payments payable to any officer, employee or director of Seller or the Business in connection with this Agreement and the employer portion of any Payroll Taxes related thereto;

(h) any liability, obligation or commitment of any of Sellers to the extent relating to, or arising out of, any Excluded Asset, or to the extent arising out of the ownership by Seller of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

(i) any liability or obligation arising out of or related to Indebtedness;

(j) any liability or obligation arising out of or related to Transaction Expenses; and

(k) any liability or obligation arising from, relating to or in connection with the Business prior to the Closing unless expressly included as an Assumed Liability.

Section 2.05. Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be:

(a) Buyer agrees to pay Seller five percent (5%) based upon the net revenue generated from the Purchased Assets, payable quaiierly forty-five days after each quarter (the “Base Purchase Price”).

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Section 2.06. Allocation of Purchase Price. Within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Seller a schedule allocating the Purchase Price, as adjusted in accordance with Section 2.07 (including any liabilities and other items treated as consideration for the Purchased Assets for U.S. federal income Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Seller notifies the Buyer in writing that Buyer objects to one or more items reflected in the Allocation Schedule within forty-five (45) days after delivery of the Allocation Schedule to Seller. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days after the delivery of the Allocation Schedule to Seller, such dispute shall be resolved by an Independent Accountant (as defined below). The fees and expenses of such Independent Accountant shall be borne by Seller. Seller and Buyer agree to file their respective Internal Revenue Service Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule. Neither Buyer nor Sellers shall take any position (whether in audits, Tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable legal requirements. For U.S. federal income and applicable state tax purposes, the parties intend to treat Seller as contributing a portion of the Purchased Assets with a value equal to $6 million multiplied by the share price the day before the closing in exchange for the Purchase Price.

Section 2.07. Working Capital Adjustment.

(a) Estimated Closing Statement. Not later than five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a reasonably detailed statement (the “Estimated Closing Statement”) containing a good faith estimate of Working Capital (the “Estimated Working Capitaf”). The parties anticipate that the Estimated Working Capital will be zero.

(b) Closing Statement. As promptly as practicable and in any event no later than one hundred and twenty (120) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth in reasonable detail the determination of Working Capital (the “Closing Working Capitaf”) including such schedules and data as may be appropriate to support such calculations (the “Closing Statement”). The parties anticipate that the Working Capital at the Closing Date will be zero.

(c) Examination and Review.

(i) After receipt of the Closing Statement, Seller shall have forty-five (45) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller shall have reasonable access to the Books and Records of th Business, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants, and such historical financial information of the Business (to the extent in Buyer’s possession) as is reasonably necessary to review the Closing Statement,provided, that such access shall be a”i: Seller’s expense, during normal business hours, upon reasonable advance notice to Buyer and in a manner that does not interfere with the normal business operations of Buyer.

(ii) On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections to Buyer before the expiration of the Review Period, the Closing Working Capital reflected in the Closing Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections to Buyer before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Working Capital reflected in the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding on the parties hereto.

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(iii) If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts or items remaining in dispute (“Disputed Amounts”) shall be submitted by either Seller or Buyer for resolution to the office of an impartial nationally recognized finn of independent certified public accountants mutually acceptable to Buyer and Seller (the “Independent Accountant”) who, acting as expert and not arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Closing Working Capital reflected in the Closing Statement. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively. All expenses and fees of the Independent Accountant and the administrative costs of the proceeding, including reasonable fees and costs, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accountant. The Independent Accountant shall make a determination as soon as practicable, but in no event later than thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and the Independent Accountant’s resolution of the Disputed Amounts and its adjustments to the Closing Working Capital set forth in the Closing Statement shall be final, conclusive and binding upon the parties hereto and their respective successors and assigns, and not subject to any collateral attack for any reason absent manifest error or fraud.

(d) Purchase Price Adjustment; Payment. Subject to the resolution of any disputes regarding the Closing Statement, to the extent that the Closing Working Capital as finally determined in accordance with Section 2.07(c) exceeds the Estimated Working Capital, Buyer and Seller shall (a) instruct the Escrow Agent to release all amounts in the Adjustment Escrow Account, in accordance with and subject to the terms of this Agreement and the Escrow Agreement, to Seller and (b) pay in cash to Seller any excess by wire transfer of immediately available funds, or (ii) if the Estimated Working Capital exceeds the Closing Working Capital, Buyer and Seller shall instruct the Escrow Agent to release from the Adjustment Escrow Account to Buyer, in accordance with and subject to the tenns of this Agreement and the Escrow Agreement, such excess. The Working Capital process is applicable to the extent the Working Capital is negative.

Section 2.08. Non-assignable Assets; Third Party Consents.

(a) Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.08, to the extent that the sale, assignment, transfer, conveyance or•delivery, or attempted sale, assignment, (ransfer, conveyance or delivery, to Buyer of any Purchased Asset would . result in a violation of applicable :.,aw, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof;provided, however, that, subject to the satisfaction or waiver of the conditions contained in Article VII, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable best efforts, and shall cooperate with each other, and Seller shall cause its Affiliates to use commercially reasonable best efforts and cooperate with Buyer, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Purchased Assets or other liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such Assumed Liabilities and obligations from and after the Closing Date and solely benefit from the Purchased Assets from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. Applicable Transfer Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid by the parties in accordance with Section 6.08.

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(b) To the extent that any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 2.08, Buyer and Seller, to the maximum extent pennitted by Law, shall, and Seller shall cause its Affiliates to, enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to (i) the extent permitted under applicable Law and (ii) not prohibited by the Purchase Asset, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. To the extent such an arrangement cannot be entered into, Seller shall, and shall cause its Affiliates to, (a) use commercially reasonable best efforts to enforce any rights of Seller or its Affiliates, as applicable, arising from such Purchased Asset (including, without limitation, a right of termination) and (b) indemnify and hold harmless each Buyer Indemnified Party from any and all damages incurred or suffered by a Buyer Indemnified Paiiy resulting from, arising out of or related to such arrangement not being obtained. Notwithstanding any provision in this Section 2.08 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02 hereof unless and until Buyer either provides written waiver thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing. To the extent permitted under applicable Law, Buyer shall, as agent or subcontractor for Seller or its Affiliates, as applicable, pay, perform and discharge fully the liabilities and obligations of Seller, to the extent they are Assumed Liabilities of such Purchased Asset, thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, and shall cause its Affiliates to, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other . monies received by Seller or its Affiiiates, as applicable, to the extent related to such Purchased Asset in connection with the arrangements under this Section 2.08. Each party shall be permitted, as applicable, to , set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets and all direct costs associated with the payment, perfonnance and discharge of the Assumed Liabilities of such Furchased Asset.

Sectlon 2.09. Withholding Taxes. Buyer shall be entitled to deduct and withhold from the Purchase Price and any Earn-out Payment all Taxes that Buyer, may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered. to Sell:er hereunder. If any amounts under this section or any other sections result in any amounts due by Seller to, Buyer, Buyer is entitled to withhold shares, sell those shares and use the cash proceeds to pay applicable taxes under this Section or other amounts under other Sections.

Section 2.10. Buyer Assignment. Notwithstanding anything herein to the contrary, and for all purposes of this Agreement and the transactions contemplated hereby, Seller and the Buyer agree that the Buyer shall be entitled to assign its rights to purchase all or a portion of the Purchased Assets and its obligations to assume all or portion the Assumed Liabilities to any one or more Affiliates of the Buyer.

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ARTICLE III

CLOSING

Section 3.01. Closing. Subject to the tenns and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP. located at 111 Broadway, Suite 807, New York, NY 10006, on or before April 26, 2022; provided, that all the conditions to Closing set forth in Article VIL The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.02. Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the fonn of Exhibit A hereto (the “Bill of Sale”) duly executed by Seller, transferring the Purchased Assets to Buyer;

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Closing Payment Amount.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date. Notwithstanding the foregoing, to the contrary, for purposes of this Article IV Seller is defined as Ascent Clinical Research Inc

Section 4.01. Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate or entity power and authority to own, operate or lease the properties and assets ,now owned, operated or leased by it and to carry on the Business as currently .conducted and contemplated to be conducted through Closing. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02. Authority of Seller. Seiledias all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its I· obligations hereunder and thereunder and to consummate the transactions1contemplated h teby and . thereby. The execution and deEvery by Seller of this Agreement and any other Transacti9n I)ocument to which Seller is a party, the,performance by SeHer of its obligations hereunder and ther under ai:id the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreeni.ent constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its tenns, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by Buyer and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.03. No Conflicts; Consents. Except as set forth in Section 4.03 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, the Purchased Assets or the Assumed Liabilities; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract; (d) require the consent, notice, vote, approval or other action by the stockholders of Seller; or (e) result in the creation or imposition of any Encumbrance on any Purchased Asset. No consent, approval, Pennit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04. Material Contracts.

(a) Seller has made available to Buyer true and complete copies of all Material Contracts and all amendments thereto. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, each Material Contract (i) is valid and binding on Seller and, to the Knowledge of Seller, the counterparties thereto and is in full force and effect, enforceable against Seller, and, to the Knowledge of Seller, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, and enforceable against Buyer, and, to the Knowledge of Seller, against all third parties, in accordance with its tenns, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity’(regardless of whether considered in a proceeding in equity or at law). Except as set forth in Section 4.04(b) of the Disclosure Schedules, Seller is not in material breach of, or default (with or without the·giving of notice, lapse of time or both) under, any Material Contract. To the Knowledge of Seller, no other party to any Material Contract is in breach or default thereunder, nor, to the Knowledge of Seller, does any condition exist that with the lapse of time or both would constitute a default by any such other party thereunder. No other I• party to any Material Contract has (i) notified Seller that such other party intends to cancel or otherwise tenninate such Material Contract or (ii) since January 1, 2021, taken any action or threatenetl to take ariy action, with respect to seeking a repayment <>f amounts paid to ‘seller pursuant to such Material Cbntract or a reduction in fees or other payments that will become due to Seller pursuant to such Material Corttract.

Section 4.05. Sufficiency of Assets. The Purchased Assets (including, without limitation, the Assigned Contracts), (i) constitute all the rights, property and assets necessary and sufficient for the continued conduct of the Business after the Closing by Buyer as currently conducted and as currently proposed to be conducted by Seller prior to the Closing, and (ii) there are no material assets, assets, properties or rights used in, held for use, or relied upon for the conduct of the Business other than the Purchased Assets.

Section 4.06. Legal Proceedings; Governmental Orders.

(a) There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened in writing against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action or other legal proceeding.

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(b) There are no outstanding Governmental Orders, or inquiry pending before a Governmental Authority or, to the Knowledge of Seller, threatened in writing against Seller and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 4.07. Compliance With Laws; Permits.

(a) Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted and the ownership and use of the Purchased Assets, and Seller has been in compliance with all Laws applicable to the Business and the ownership and use of the Purchase Assets during the two (2) years prior to the date hereof except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole. Seller has not received any written notice that any violation of the foregoing is being alleged.

(b) Except for general authorizations to conduct business as set forth in Section 4.11 of the Disclosure Schedules, no Permits are required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets.

Section 4.08. Environmental Matters. Seller is and has been in compliance in all material respects with all Environmental Laws applicable to the Business, and has obtained all required Pennits in connection therewith and is in compliance in all material respects with the requirements thereunder. During the three years prior to the date he;:eof, Seller has not received any written notice from any Governmental Authority or any written notice from any citizens group or other Person that alleges that Seller is not in compliance with any Enviromnental Law. To the Knowledge of Seller: (a) all Leased Real Property and all surface water, groundwater and soil associated with or adjacent to such property, is free of any chemicals, pollutants, contaminants, wastes, toxic substances or material environmental contamination of any nature; (b) none of the Lezsed Real Property contain any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (c) none of the Leased Real Property contains any septic tanks in which process wastewater or any chemicals, pollutants, contaminants, wastes or toxic substance have been released.

Section 4.09. Employee Benefit Matters.

(a) Section 4.13 of the Disclosure Schedules contains a list of (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA, without regard to whether ERISA applies thereto), (ii) all employment, deferred compensation, retention, consulting, severance, individual compensation or similar agreements, and (iii) all other retention, change-in-control, bonus, stock option, stock purchase, restricted stock, stock appreciation right, phantom equity, incentive, deferred compensation, medical, life insurance, flexible spending, supplemental retirement, severance, vacation, salary continuation, leave of absence, educational assistance, company car, housing allowance, paid time off, welfare, fringe-benefit or other benefit plans, programs, policies, arrangements or agreements of any kind (whether written or oral), and covering one or more Business Employees, current or former directors of the Business, or the beneficiaries or dependents of any such Persons that is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits (as listed on Section 4.13 of the Disclosure Schedules, each, a”Benefit Plan”). Seller has made available copies of each Benefit Plan and related trust documents and funding arrangements.

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(b) Each Benefit Plan and related trust has been maintained, operated and administered in accordance with its terms and the requirements of all applicable Laws (including BRISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified. No Action or other claim (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of Seller, threatened with respect to any Benefit Plan that would reasonably be expected to result in liability to Buyer.

(c) No Benefit Plan is or at any time has been: (i) subject to Title IV of BRISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) a “multi-employer plan” (as defined in Section 3(37) of BRISA). Seller has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of BRISA.

(d) Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan that is subject to BRISA provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(e) No Benefit Plan exists that would: (i) result in the payment to any Business Employee, director or consultant of the Business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or othe1wise) to any Business .3mp1oyee, director or consultant of the Business, in each case, as a result of the execution of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(f) As of the Closing, there will be no Contract or plan to which Seller is a party covering . any current or former employee, director or ir1dependent contractor of the Business that, individually or collectively, provides for payment or benefits that would reasonably be expected to constitute an “excess parachute payment” under Section 280G of the Code as a result of the execution of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(g) Each Benefit Plan that is or contains a “deferred compensation” plan, arrangement or feature, that is subject to’Coifo Section 409A, has been operated in compliance, in all material respects, with such Code section and applicable regulations thereunder. Seller has not agreed to pay or reimburse taxes under Code Section 409A incurred by any service provider participating in any deferred compensation arrangement.

Section 4.10. Employment Matters.

(a) Section 4.14(a)(i) of the Disclosure Schedules sets forth as of the date hereof a list of the names of each current Business Employee, together with their title or job classification, work location, employing entity, current annual salary and target annual cash bonus and commissions, if any and Section 4.14(a)(ii) of the Disclosure Schedules sets forth a list of all employees that have had a material contribution to the Business over the last three (3) years. Except as set forth in Section 4.14(a)(i) of the Disclosure Schedules, none of such persons has an employment Contract with Seller. Seller represents that they have at all times complied with all terms of any employment Contract with any Business Employee.

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(b) Section 4.14(b) of the Disclosure Schedules sets forth a list as of the date of this Agreement, separately by company and location, of the names of all individuals who perform services primarily for the Business at an annualized rate in excess of $25,000 per year as a consultant or an independent contractor. Seller represents that they have paid all Business Employees, consultants, and independent contractors for all hours worked, including commissions, overtime, or other wages due, along with related Taxes (or have appropriately accrued for such amounts).

(c) There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened by or on behalf of any Business Employee, representative, consultant, or independent contractor against Seller relating to his or her employment with, or the performance of services for, Seller.

(d) Seller is not a party to, or bound by any collective bargaining or other agreement with a labor organization representing any of the Business Employees. Since January 1, 2021 (i) no labor organization or group of employees has sought to organize any Business Employees for purposes of collective bargaining, made a demand for recognition or certification, or filed a petition for recognition, (ii) there has not been, nor, to the Knowledge of Seller, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of the Business Employees, and (iii) no unfair labor practices or other labor-related grievances have been filed against Seller.

(e) Seller has been in material compliance with all applicable Laws pertaining to employment and employment practices, including but not limited Laws relating to wages, overtime, expenses, sick time, leave, contributions, classification of contractors and employees, reductions in force, hours, meal and rest periods, employment discrimination and equal opportunity laws, harassment, collective bargaining, labor relations, occupational safety and health, disability, background checks, drug and alcohol testing, immigration and the payment of Social Security and other taxes.

Section 4.11. Taxes.

(a) Seller has filed (taking into account any valid extensions) all Tax Returns with respect to the Business and Purchased Assets required to be filed by Seller. Such Tax Returns are, or will be,, true, complete and co1Tect in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in . connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d) All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any Governmental Authority have been fully paid.

(e) No jurisdiction where Seller does not file a Tax Return has made a claim in writing that Seller is required to file a Tax Return relating to the Business or the Purchased Assets for such jurisdiction or that any Taxes relating to the Business or the Purchased Assets are due as a result of doing business in any such jurisdiction.

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(f) Seller is not a ‘‘foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(g) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets, other than Permitted Encumbrances.

(h) No power of attorney that is currently in effect has been granted by Seller with respect to the Business or the Purchased Assets (other than powers of attorney granted in the ordinary course of business, such as to a payroll provider).

(i) The Purchased Assets do not include any stock or other ownership interests in any corporations, partnerships, joint ventures, limited liability companies, business trusts, or other entities.

(j) None of the Purchased Assets are (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Refonn Act of 1986, (ii) “tax-exempt use property” within the meaning of Section l 68(h)(l) of the Code, or (iii) “tax-exempt bond financed property” within the meaning of Section l 68(g) of the Code.

(k) Seller is not a party to any Tax allocation, Tax sharing or Tax indemnification agreement other than any such agreement entered into in the ordinary course of business (such as a loan or a lease) the primary purpose of which is unrelated to Taxes. Seller has not ever been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar provision of state, local or foreign Law (other than an affiliated group the parent of which is Seller).

(l) Seller is not currently a party to any pending examination, audit, Action, administrative or judicial proceeding relating to Taxes, nor, to the Knowledge of Seller, has any examination, audit, Action or proceeding been threatened in writing by any Governmental Authority, and no claim for assessment or collection of Taxes which previously has been asserted relafing in whole or in part to Seller that remains unpaid.

Section 4.12 Transactions with Affiliate§.

(a) Section 4.19(a) of the Disclosure Schedules sets forth all Affiliate Arrangements.

(b) Except as set forth in Section 4. l 9(b) of the Disclosure Schedules no Related Party possesses, directly or indirectly, any financial interest in or is a director, officer, manager or employee of any Person which is a client, supplier, distributor, customer, lessor, lessee, financial source or competitor or potential competitor of Seller or the Business.

Section 4.13 No Unlawful Payments; FCPA. Neither Seller nor any director or officer of Seller, nor, to the Knowledge of Seller, any employee, agent, controlled affiliate or other Person acting on behalf of Seller has, in the operation of the Business, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or (e) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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Section 4.14 Compliance with Money Laundering Laws. The operations of the Business by Seller has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Seller operate the Business, the applicable rules and regulations thereunder and any applicable, related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action or proceeding by or before any court or Governmental Authority or body or any arbitrator involving Seller with respect to any applicable Money Laundering Laws is pending or, to the Knowledge of Seller, threatened.

Section 4.15 No Conflicts with Sanctions Laws. Seller nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau oflndustry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions”) in connection with the operation of the Business. Neither Seller, nor, to the Knowledge of Seller, any director, officer, agent or employee of Seller, is a Person that is, or is controlled by a Person that is (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria).

Section 4.16 Exclusivity of Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), neither the Seller nor any other Person on behalf of the Seller has made, nor are any of them making, any express or implied representation or warranty, either written or oral, at law or in equity, on behalf or in respect of the Seller or the Purchased Assets, including (a) any representation or warranty as to the future revenue, profitability or success of the Business (the inherent uncertainties of which Buyer acknowledges), (b) any representation or warranty with respect to merchantability or fitness for any particular purpose (except for the representations and warranties set forth in Section 4.08), or (c) any representation or warranty arising from statute or otherwise in law. • Buyer acknowledges and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the express representations and warranties of the Seller set forth in Article IV (including the representations and warranties in Section 4.26 and the related portions of the Disclosure Schedules) and disclaims reliance on any other representations and warranties, of any kind or natme, express or implied (including of the nature described in clauses (a), (b) and (c) above). Notwithstanding the foregoing, nothing in this Section 4.25 or any other provision of this Agreement shall be a defense against or a limit to Buyer’s ability to bring a claim for Fraud or constructive fraud.

Section 4.17 Disclosure. No representation or warranty made by Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or in any certificate furnished to Buyer pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading in any material respect. Seller acknowledge and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied on the representations and warranties set forth in this Section 4.26 and in the other subsections of Article IV of this Agreement (including related p01iions of the Disclosure Schedules), and the accuracy and completeness of the representations and warranties in this Section 4.26 and in the other subsections of Article IV of this Agreement (including related p01iions of the Disclosure Schedules) are a major inducement to Buyer’s decision to enter into this Agreement and to consummate the transactions contemplated hereby.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and wanants to Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date.

Section 5.01 Organization of Buyer. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02 Authority of Buyer. Buyer has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational power on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its tenns, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by Seller and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of any organizational document of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Pennit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

Section 5.04 Brokers. Buyer has not used a broker, finder or investment banker in connection with the transactions contemplated hereby, and Buyer shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage, finder’s fee, investment banker’s fee or other commission of any Person retained by Seller in connection with this Agreement, the Transaction Documents or any of the transactions contemplated hereby and thereby (or any Person who is entitled to any broker’s commission, finder’s fee, investment banker’s fee or similar payment).

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Section 5.05 Sufficiency of Funds. Buyer currently has, and will have as of the Closing, sufficient Common Shares to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. There are no Actions or other legal proceedings pending or, to Buyer’s knowledge, threatened in writing against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

Section 6.01 Conduct of Business Prior to the Closing. Except as otherwise required by this Agreement or applicable Law, during the period on and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller shall (i) conduct the Business in the ordinary course consistent with past practices in all material respects, (ii) maintain and preserve intact the current organization, operations and franchise of the Business, (iii) use its commercially reasonable efforts to preserve goodwill and relationships of its Business Employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Except as otherwise required by this Agreement or applicable Law, during the period and from the date of this Agreement through and including the Closing Date or the termination of this Agreement, Seller will not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), in each case solely with respect to the Business:

(a) mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or othe1wise encumber, any of the Purchased Assets, excluding guarantees and letters of credit provided to customers in the ordinaiy course of business or any Encumbrances existing on the date hereof;

(b) sell, dispose of or license any of the Purchased Assets to any Person, except licenses in the ordinary course of business and consistent with past practices;

(c) fail to pay and discharge any trade payables or other material obligations relating to the Purchased Assets or the Business in accordance with Seller’s customary business practices as of the date hereof;

(d) amend or tenninate any Assigned Contracts, except in the ordinary course of business;

(e) fail to maintain true, complete and accurate Books and Records in a manner consistent with Seller’s past practices; or

(t) agree to do any of the things described in the preceding clauses of this Section 6.01.

Section 6.02 Access to Information. From the date hereof until the Closing or the termination of this Agreement, Seller shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Leased Real Property, properties, assets, premises, Books and Records, Assigned Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct its Representatives to cooperate with Buyer with respect to the foregoing; provided, however , that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller. All requests by Buyer for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Seller or such other individuals as Seller may designate in writing from time to time. Prior to the Closing, without the prior written consent of Seller, which consent can be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Business.

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Section 6.03 Confidentiality. Each paiiy acknowledges and agrees that the standard confidentiality agreement and no-trading agreement policies applicable to a public company remain in full force and effect (the “Confidentiality Agreement”).

Section 6.04 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller, or for any other reasonable purpose, for a period of ten (10) years after the later of the date hereof or the Closing, Date Buyer shall:

(i) retain the Books and Records (including personnel files) relating to periods prior to the later of the date hereof or the Closing Date; and

(ii) upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, electronic or photocopies), during normal business hours, to such Books and Records (subject to the delivery of customary confidentiality imde1’takings to the satisfaction of Buyer).

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the later of the date hereof or the Closing Date, or for any other reasonable purpose, for a period of ten (1O} years after the later of the date hereof or the Closing Date, Seller shall:

(i) retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the later of the date hereof or the Closing Date; and

(ii) upon reasonable notice, afford Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, electronic or photocopies), during normal business hours, to such books and records. ·

(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.05 where such access would violate any Law, fiduciary duty, contractual obligation or attorney-client privilege of such party.

(d) The Seller shall cooperate with all books and records requests required to create a PCAOB audit for Buyer related to the Purchased Assets.

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Section 6.05 Public Announcements. Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer or Seller may, without the prior written consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law or stock exchange requirements. Notwithstanding the foregoing, following the signing hereof and the Closing the parties may issue a press release or other public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, as long as such press release or public statement does not disclose the material terms of this Agreement or the other Transaction Documents (including the material terms of the consideration payable to Seller) except to the extent required, upon the advice of counsel, by applicable Law or stock exchange requirements. Notwithstanding the foregoing, (a) Buyer shall be pennitted to disclose the terms of this Agreement and the transactions contemplated hereby after the signing hereof and the Closing (i) to its authorized representatives, employees, customers, suppliers, equityholders, and affiliates and (ii) to its or its Affiliates, auditors, attorneys, financing sources, potential investors or other agents or any other Person to whom Buyer discloses such infonnation in the ordinary course of business (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the parties shall be responsible to the other patiies hereto for breach of this Section 6.05 or such confidentiality obligations by the recipients of its disclosure).

Section 6.06 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any liabilities arising out of the failure of Seller to comply with requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.07 Non-Solidtation/Non-Competition.

(a) Seller agrees that, for the period commencing on the date hereof and expiring on the three (3) year anniversary of the later of the date hereof or the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) contact, approach; hire or solicit for the purpose of offering employment or any similar arrangement any Buyer Employee or independent contractor, or (ii) assists any other Person in hiring any Buyer Employee or independent contractor;provided, however, that this Section 6.09(a) shall not prohibit general solicitations for employment through advertisements or other means not directly targeted at the employees of the Business (including, without limitation, Business Employees and Buyer Employees), or apply to any Business Employees that are not Buyer Employees or Buyer Employees that are terminated by the Buyer after the later of the date hereof or the Closing Date due to no fault of such employee.

(b) Seller agrees that, for the period commencing on the date hereof and expiring on the three (3) year anniversaty of the later of the date hereof or the Closing Date, Seller shall not and shall cause its respective Affiliates not to directly or indirectly, (i) own, operate, acquire or establish a business, or in any other manner engage alone or with others any activity, that is competitive with the Business (whether as an operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), including, for the avoidance of doubt, through the use of any knowledge of the Business to promote business with advertisers and agencies through competitors of the Business or (ii) induce or attempt to induce any customer, supplier or other business relation of the Business to cease or refrain from doing business with the Business, or in any way interfere with the relationship between any such customer, supplier or other business relation and the Business (including, without limitation, by making any negative or disparaging statements or communications regarding the Business).

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(c) Buyer agrees that, for the period commencing on the date hereof and expiring on the second anniversary of the later of the date hereof or the Closing Date, Buyer shall not and shall not direct any of their controlled Affiliates to, (ii) contact, approach, hire or solicit for the purpose of offering employment or any similar arrangement any employee of Seller who is not a Buyer Employee or (ii) assist any other Person in hiring any such employee; provided, however, that this Section 6.10(c) shall not prohibit general solicitations for employment through advertisements or other means or apply to any such employee who is terminated by Seller after the later of the date hereof or the Closing Date.

Section 6.08 Further Assurances. Following the date hereof, each of the parties hereto shall, and Seller shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation that (a) Seller will take the actions set forth in Section 6.10 of the Disclosure Schedules and (b) Seller or its Affiliates, as applicable, shall instruct all account debtors with respect to Receivables constituting Purchased Assets to pay such amounts to Buyer and, if Seller or its Affiliates, as applicable, receive payment of any such Receivables, they shall remit such amounts to Buyer on a weekly basis. For the avoidance of doubt, nothing in this Section 6.10 shall require either party to waive any of its rights under this Agreement.

Section 6.09 Third Party Consents. Seller shall use commercially reasonable effo1is to give all notices, obtain all consents and to and make all filings with third parties that are described in Section 4.03 of the Disclosure Schedules.

Section 6.10 Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable fforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.11 Advise of Changes. Seller shall promptly advise Buyer of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (c) any Actions commenced, or to Seller’s Knowledge, threatened in writing, against Seller or any of its Subsidiaries, as applicable, hat are related to the transactions contemplated by this Agreement, and (d) any fact, change, event or circumstance known to Seller, any breach, inaccuracy or misrepresentation of a representation or warranty of Seller set forth in this Agreement or any breach or non-performance of a covenant or obligation of Seller set forth in this Agreement (i) that has had or would reasonably be expected to have, either individually or in the aggregate with all other such matters, a Material Adverse Effect, or (ii) which Seller !:elieves would or would be reasonably expected to cause a condition to Closing set forth in Article VII to not be satisfied. In no event shall (x) the delivery of any notice by Seller pursuant to this Section 6.11 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of Seller or the conditions to the obligations of Seller under this Agreement, or (y) disclosure by Seller be deemed to amend or supplement the Disclosure Schedules or constitute an exception to any representation or warranty.

Section 6.12 Transaction Litigation. Seller shall promptly notify Buyer in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of Seller, threatened against Seller, its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement, including the Sale (“Transaction Litigation”), Seller shall control the defense of any Transaction Litigation threatened against Seller or its Subsidiaries; provided, however, that Seller shall (a) give Buyer the right to review and comment on all material filings or responses to be made by Seller in connection with any such Transaction Litigation (and Seller shall in good faith take such comments into account), and the opportunity to participate in the defense and settlement of, any such Transaction Litigation and (b) if Buyer does not exercise such right to participate (subject to Seller’s control right), keep Buyer reasonably and promptly infonned with respect to the status of such Transaction Litigation. Seller agrees that it shall not settle, or offer to settle, any Transaction Litigation without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

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ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition:

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in Article IV (other than the Seller Fundamental Representations) shall be true and correct in all material respects as of the Closing Date and the Seller Fundamental Representations shall be true and co1:-r ct in all respec s, in.each case, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided, however , that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b) Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or comphed with by them prior to or at the Closing;

(c) Seller shall have delivered to Buyer duly executed counterpaf1:s to the Transaction,) Documents and such other documents and deliverables set forth in. Section 3.02(a);

Section 7.03. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller;s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article V shall be tme and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects;

(b) Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

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(c) Buyer shall have delivered to the Seller the Closing Payment Amount, duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 3.02(b).

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and wan-anties contained herein shall survive the Closing and shall remain in full force and effect until the date that is fifteen (15) months from the Closing Date (the “Expiration Date”); provided, however, (i) that the representations and warranties contained in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority of Seller), Section 4.07 (Title to Tangible Personal Property), Section 4.08 (Sufficiency of Assets), and Section 4.15 (Taxes) (collectively, the “Seller Fundamental Representations”), and Section 5.01 (Organization of Buyer) and Section 5.02 (Authority of Buyer) (collectively, the “Buyer Fundamental Representations”) shall survive the Closing indefinitely, and (ii) the representations and wan-anties contained in Section 4.09 (Intellectual Property) and Section 4.20 (Privacy and Data Security) (collectively, the “Seller IP Representations”) shall survive the Closing and shall remain in full force and effect indefinitely. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their tenns contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its tenns (the applicable period of survival with respect to any representation, wan-anty, covenant or agreement, the “Survival Period”). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the Expiration Date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. It is the express intent of the parties that, if the applicable Survival Period is shorter than the statute of limitations that would otherwise have been: applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened Survival Period contemplated hereby.

Section 8.02 !ndemnification By Seller. After the date hereof, subject to the otl er terms and conditions of this Article VIII, Seller shall indemnify Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold Buyer Indemnified Parties hannless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to orby reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any Transaction Document (for purposes of calculating’ any Losses · arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or wan-anty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or in any Transaction Document;

(c) any Third Party Claims related to the Business, operations, properties, assets or obligations of Seller or any of its Affiliates conducted, existing or arising before the date hereof;

(d) any Excluded Asset or Excluded Liabilities; or

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(e) any claim made by any stockholder of Seller against any Buyer Indemnified Party directly or indirectly related to the Transaction Documents and consummation of the transactions contemplated hereby and thereby;

Section 8.03(A) Indemnification By Buyer. After the date hereof, subject to the other terms and conditions of this Article VIII, Buyer shall indemnify Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties hannless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of detennining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any Transaction Document;

(c) any Third Party Claims related to the Business, operations, properties, assets or obligations of Buyer or any of its Affiliates conducted or arising after the date hereof; or

(d) any Purchased Assets or Assumed Liabilities.

Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03(A) shall be subject to the following limitations:

(a) The·aggregate amount of Losses for which -.:he Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, shall be entitled to indemnification pursuant to this Article VIII shall not exceed the Purchase Price (the “Indemnification Cap”), other than with respect to the following: (x)(i) claims based on breaches in, or inaccuracies of, the Seller Fundamental Representations or the Seller IP Representations, (ii) claims arising under Section 8.02(b) through and including 8.02(e), and (iii) claims based on Fraud, criminal activity or willful misconduct of Seller (the claims described in clauses (i), (ii), and (iii), the “Seller Special Indemnification Matters”) and (y)(i) claims based·on breaches of the Buyer Fundamental Representations, (ii) claims arising under Sections 8.03(b) through and including 8.03(d), and (iii) claims based on Fraud, criminal activity or willful misconduct of Buyer (the claims described in clauses (i), (ii) and (iii), the“Buyer Special Indemnification Matters”).

(b) Seller shall not be liable to the Buyer Indemnified Parties for indemnification under Section 8.02 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.02 exceed $100,000 (the “Threshold”) (provided that any individual or series ofrelated Losses which do not exceed $25,000 (“De-Minimis Losses”) shall not be counted towards the Threshold), at which time the Buyer Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Buyer Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Seller Special Indemnification Matters. Buyer shall not be liable to the Seller Indemnified Parties for indemnification under Section 8.03 unless and until the aggregate amount of Losses in respect of indemnification under Section 8.03 exceeds the Threshold (provided that De-Minimis Losses shall not be counted towards the Threshold), at which time the Seller Indemnified Party shall be indemnified for the amount of Losses in excess of the Threshold, including, for the avoidance of doubt, De-Minimis Losses; provided, however, that the Threshold and the exclusion of De-Minimis Losses shall not be applicable with respect to, and each Seller Indemnified Party shall be entitled to be indemnified for, all Losses arising out of or resulting from the indemnification obligation with respect to Buyer Special Indemnification Matters.

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(c) Payments by the Indemnifying Party (as defined in Section 8.05) pursuant to Article VIII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (as defined in Section 8.05) in respect of any such claim.

(d) Notwithstanding the foregoing, in no event shall the Indemnifying Party be liable to the Indemnified Paiiy for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opp01iunity relating to the breach or alleged breach of this Agreement, or any damages based on any type of multiple except to the extent adjudicated and owed to a third party with respect to a Third Party Claim.

(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss, including by pursuing insurance claims and claims against third parties, and shall reasonably consult and cooperate with the Indemnifying Party with a view toward mitigating Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to Losses.

Section 8.05 Indemnffication Procedures. The party making a claim under this Article VII! is refened to as the “Indemnified Parry”\-and the party against whom such claims are asserted under this Article VIII is refened to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives written notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a . party to this Agreement or an Affiliate ofa party to this Agreement or a Representative of the foregoing (a “Third Parry Claim”) against sich Indemnified Party, the Indemnified Party shall give,the Indemnifying Party prompt written 11otice thereof (a “Claim Notice”). The failure to give such prompt -written notice shall not, hnvever, !’-elieve the Indemnifying Party of its indemnification obligations. Such Claim Notice shall describe he Third Party Claim in reasonable detail, shall include a copy of all papers served with respect to suc 1 ThircLParty Claim, if any, and any other documents reasonably-:necessary (as detennined by the :ncienmifled Party) and shall indicate the estimated amount, if reasonably practicable,, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Patty shall have the right to participate in or, by giving written notice within ten (10) Business Days of receipt of a Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying-Party’ JWll counsel; provided, that such notice contains confinnation that the Indemnifying Party has agree to indemnify the Indemnified Party (subject to the limitation on indemnification set forth herein) for the Losses arising out of or resulting from the Third Party Claim of which it is assuming the right to conduct and control the defense thereof. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim if: (i) such claim is part of an Action to which the Indemnifying Party is also a party and the Indemnified Party is advised by counsel that a conflict exists as a result of the Indemnifying Party’s control over such proceedings, (ii) such Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party, (iii) the Third Party Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation in respect of the business of Buyer or their respective Affiliates, (iv) the Indemnifying Party failed or is failing to reasonably prosecute or defend such Third Party Claim, or (vi) such claim involves any customer, supplier, distributor or other material business relation of Buyer or its Affiliates. If the Indemnifying Party has validly made such election, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party. The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects to ensure the proper and adequate defense of any Third Party Claim, including making available Books and Records and other information relating to such Third Party Claim and furnishing employees and representatives as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, if the Indemnifying’Party assumes the defense of any Third Party Claim pursuant to Section 8.05, (i) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim and (ii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall be given if the settlement by its terms (1) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (2) fully and finally releases the Indemnified Party completely in,oonnection with such Third Party Claim, anci (3) does not iml)ose any obligation or restriction on’sueh In9e111nified Party i or its Affiliates). If the Iridemni.fying Party does not assume the defense of such Third Party Claims or fails to diligently prosecute or withdraws from the defense of a Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party for any settlement entered into Oli any judgment consented to without the prior the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding any other provision ofthis Agreement, whether or not the Indemnifying Party shall 11.ave assumed the defense of aThitd·Party·Claim, if.the Indemnified Party admits any liability. with respect to, or settles, compromises or discharges·; such Third Party Claim without the Indemnifying Party’s prior written consent (which consent,shall not be unreasonably withheld, delayed or cmiditioned), then such admission, settlement or ..comptomise wili not be binding upon or constitute.evidence against he Indemnifying Party for purposes-0ftletermining whether the Indemnified Party has incurred Losses that are indemni:fiable pursuantl to ,this Article,VIII or the amount thereof.

(c) Direct Claims. Any claim by an Indemnified Party on account of a I,oss which does not result from or involve a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by providing prompt written notice thereof to the Indemnifying Party after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim asserting or denying its responsibility with respect to such Direct Claim. During such thirty (30)-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted such claim.

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Section 8.06 Tax Treatment of Indemnification Payments. All indemnification payments made (or deemed to be made) with respect to any claim pursuant to Article VIII shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement may be tenninated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if there has been a material breach, inaccuracy in or failure to perfo1m any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.02 and such breach, inaccuracy or failure cannot be cured by Seller by April 31, 2022 (the “Drop Dead Date”); provided, that in the event that Buyer extends the Closing Date to beyond April 31, 2022 pursuant to Section 3.01, the Drop Dead Date shall be fifteen days thereafter.

(c) by Seller by written notice to Buyer if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.03 and such breach, inaccuracy or failure cannot be cured by Buyer by th Drop Dead Date;

(d) by Buyer or Seller in the event that:

(i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(ii) any Governmental Authority shall have issued a Qovernm nta} Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Orper shall have become final and non-appealable; or ·

(iii) the Closing does not occur by the Drop Dead Date.

(e) by Buyer, if:

(i) the board of directors,of Seller shall have effected _a Seller Adverse Recommendation Change;

(ii) Seller shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement; or

(iii) Seller or the board of directors of Seller have publicly announced its intention to do any of the foregoing; or

(i) by Buyer or Seller if the Closing has not occurred by the Drop Dead Date; provided, that the party electing to terminate this Agreement in such instance has not materially breached this Agreement and such breach is the primary reason for such failure to consu nmate the Closing.

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Section 9.02 Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto other than liability for any Willful Breach of this Agreement prior to such termination; provided that the provisions of Section 6.04 (Confidentiality), this Section 9.02 (Effects of Termination) and Article X (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein (including Section 6.08 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors.and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including, without limitation, e-mail transmission) and shall be deemed to have been given (a) if delivered by hand, when such delivery is made at the address specified on the signature pages hereto; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified on the signature page hereto or (d)on the day mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or coordinates as provided on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to Jupiter Wellness, to:

Jupiter Wellness, Inc.

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

Attention: Dr. Wilson

Telephone: (561) 325-0482

Email: drwilson@.um.iterwellness.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

111 Broadway, Suite 807

New York, NY 10006

Attention: Adele Hogan

Email: aho@!!@lucbro.com

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If to Ascent Clinical Research, Inc., to:

Ascent Clinical Research, Inc.

Scott Olson, Esq.

Address: 274 Broadway

Costa Mesa, CA 92627

Email: sdoesq@gmail.com

Phone: (310) 985-1034

Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All references in this Agreement or any of the other Transaction Documents to “$” or “Dollars” are to United States Dollars, unless expressly stated otherwise.

Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 10.06 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedules) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 2.12, neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer can assign its rights hereunder to any lender providing the Financing. No assignment (including pursuant to Section 2.12) shall relieve the assigning party of any of its obligations hereunder.

Section 10.08 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE DELAWARE COURT OF CHANCERY (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIYER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.l0(c).

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Section 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to seek equitable relief, including, without limitation, an injunction or injunctions (without the payment or posting of any bond) in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, including, without limitation, to enforce the obligations of each of Buyer and Seller to consummate the Closing. This paragraph shall not be constmed as an election of any remedy, or as a waiver of any right available to the parties under this Agreement or the law, including, without limitation, the right to seek damages from the breaching party for a breach of any provision of this Agreement, nor shall this paragraph be constmed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

Section 10.12 Disclosure Schedule. The Disclosure Schedules will be arranged to correspond to the representations and warranties in Article IV of this Agreement, and the disclosure in any portion of the Disclosure Schedules shall qualify the corresponding provision in Article IV and any other provision of Article IV to which it is reasonably apparent from such disclosure that such disclosure relates. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. The information set forth in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

Section 10.13 Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or e-mail) in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.14 Non-recourse. This Agreement and the Transaction Documents may only be enforced against, and any Action or other legal proceeding based upon, arising out of, or related to this Agreement and the Transaction Documents, or the negotiation, execution or performance of this Agreement and the Transaction Documents, may only be brought against the entities that are expressly named as a party hereto and thereto and then only with respect to the specific obligations set forth herein and therein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto and thereto, or any of their successors or pennitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement and the Transaction Documents or for any Action or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby and thereby; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any party hereto or thereto or any of their respective successors or pennitted assigns for any breach or violation of its obligations under such agreements, documents or instmments.

Section 10.15 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a) Buyer waives and shall not assert, and agrees to cause its Affiliates to waive and not to asse1i, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller or any of their Affiliates or any shareholder, officer, employee or director of the or any of their Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby, by Lucosky Brookman LLP, or Scott Olsen, Esq. (the “Current Representation”).

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(b) Buyer waives and shall not assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege solely to the extent inherited as a result of the transactions contemplated by this Agreement with respect to any communication between any legal counsel and any Designated Person in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby occurring during the Current Representation prior to the Closing Date in connection with any Post-Closing Representation, including in connection with a dispute with Buyer or any of its Affiliates, it being the intention of the parties hereto that all rights to attorney-client privilege with respect to any communication between any legal counsel and any Designated Person in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby occurring during the Current Representation and to control such attorney-client privilege shall be retained by Seller.

(c) The attorney-client privilege, attorney work-product protection and expectation of client confidence arising from the transactions contemplated hereby prior to the Closing Date, and all information and documents covered by such privilege or protection, will belong to and be controlled by Seller and may be waived only by Seller, and not Buyer, and will not pass to or be claimed or used by Buyer; provided, that Buyer may assert the privilege against a third party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASCE LINICAL RESEARCH, INC.

By:	/s/ Scott Olson
Name:	Scott Olson
Title:	President

Scott Olson, Esq.
Address: 274 Broadway
Costa Mesa, CA 92627
Email: sdoesq@gmail.com
Phone: (310) 985-1034

JUPITER WELLNESS, INC.
By:	/s/ Brian John
Name:	Brian John
Title:	Chief Executive Officer

Address: 1061 E. Indiantown Road,
Suite 110, Jupiter, FL 33477
Email: bjohn@jupiterwellness.com
Phone: (561) 599-0080

with a copy to (which will not constitute notice) to:
Lucosky Brookman LLP
Address: 111 Broadway, Suite 807
New York, NY 10006

Attention: Adele Hogan, Esq.
Email: ahogan@lucbro.com

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EXHIBIT A

BILL OF SALE

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